Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDED AND RESTATED

LICENSE AND OPTION AGREEMENT

between

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

and

SURROZEN

for

Llama Single Domain Antibody Phage Library

UC Case No. [****]

-i-

AMENDED AND RESTATED LICENSE AND OPTION AGREEMENT FOR

UC Case No [****]

“Llama Single Domain Antibody Phage Library”

This amended and restated license and option agreement (“Agreement”) is effective this 17th day of January, 2020 (“Amended and Restated Effective Date”), between The Regents of the University of California (“The Regents”), a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, and acting through its Office of Technology Management, University of California San Francisco, 600 16th Street, Suite S-272, San Francisco, CA 94143 and Surrozen, Inc., a Delaware corporation, having a principal place of business at171 Oyster Point Blvd., Suite 400, South San Francisco, CA 94080 (“Surrozen”). The Regents and Surrozen are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A.    Certain inventions, generally characterized as the Llama Single Domain Antibody Phage Library and disclosed in UC Case No. [****] (“Invention”), are covered by the Technology Rights (as defined in Paragraph 1.12 below) and were made in the course of research at the University of California, San Francisco by [****].

B.    Development of the Invention was sponsored by The National Institutes of Health (“NIH”) and as a consequence, this Agreement, any Commercial License Agreement, and the Invention are subject to overriding obligations to the United States Federal Government under 35 U.S.C. §§ 200-212 and applicable regulations including a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced the Invention for or on behalf of the United States Government throughout the world.

C.    The Regents elected on [****] to retain title and granted the aforementioned licenses to the United States Government.

D.    Surrozen wishes to use the Biological Material under the Agreement to discover Identified Antibodies and to determine its interest in exercising its option to obtain a commercial license to develop and commercialize the Identified Antibody(ies) or Derivative Antibody(ies).

E.    The Regents wishes to grant Surrozen the non-exclusive license and the option so that the Invention is used to discover and develop Identified Antibodies or Derivative Antibody(ies), if any, for the benefit of the general public by treating serious disease.

F.    The Regents and Surrozen entered into a License and Option Agreement dated October 5, 2016 (the “Effective Date”) with UC Agreement Control No. [****] (“Original Agreement”). Surrozen and The Regents now desire to amend and restate the Original Agreement in its entirety with this Agreement for the purpose of updating the option and terms of the proposed Commercial License Agreement.

AGREEMENT

The Parties agree as follows:

1.    DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1    “Antibody(ies)” means a protein or immunoglobulin that binds to an antigen or target of interest through a complementarity determining region (“CDR”), or any fragment of such protein, including, but not limited to, an antibody, antibody fragment, [****].

1.2    “Biological Materials” means: (a) the Original Materials and their Progeny; (b) Unmodified Derivatives; (c) Identified Antibody(ies); or (d) Derivative Antibody(ies).

1.3    “Commercial License Agreement” means the license agreement as more fully described in Article 5 and Exhibit A (Terms of the Proposed Commercial License Agreement) by and between The Regents and Surrozen that may result if Surrozen exercises its option under this Agreement.

1.4    “CRO” means a contract research organization under contract with Surrozen to perform research for or on behalf of Surrozen.

1.5    “Derivative Antibody” means an Antibody that is the result of Surrozen’s (i) research, development or optimization efforts using an Identified Antibody as a starting compound, [****], or (ii) combining an Identified Antibody with a third-party Antibody, [****].

1.6    “Field of Use” means the use of the Biological Materials for internal research, drug discovery and screening by Surrozen on Surrozen’s own premises or by a CRO on behalf of Surrozen, to identify Antibodies against targets of interest and to test such Antibodies in vitro and in vivo (in animal models) as candidates for further development. The Field of Use specifically excludes (i) the Sale, transfer, lease, exchange or other disposition or provision of Biological Materials, including but not limited to the Original Materials, or Product(s); (ii) any use in humans of the Biological Materials or Product(s); (iii) the use or testing of the Products in any clinical trials; and (iv) the modification, in any way, of the Original Materials.

1.7    “Identified Antibody(ies)” means a) an Antibody identified, produced or derived from the Biological Materials by Surrozen, b) a polynucleotide encoding the Antibody described in a) above, or c) the amino acid or nucleotide sequence of the CDR of the Antibody described in a) above.

1.8    “Original Materials” means the Phage Display Llama VHH Single Domain Antibody Library developed by [****] as described UC Case No. [****].

1.9    “Product” means any article of manufacture, composition of matter, material, compound, component or product that consists of, contains or incorporates Identified Antibody(ies) or Derivative Antibody(ies).

1.10    “Progeny” means descendants from the Original Materials, Progeny and/or Unmodified Derivatives, including those with mutations such as: virus from virus; cell from cell; or organism from organism.

1.11    “Sale” means the act of selling, leasing or otherwise transferring, providing, or furnishing for use for any financial consideration. Correspondingly, “Sell” means to make or cause to be made a Sale, and “Sold” means to have made or caused to be made a Sale.

1.12    “Technology Rights” means (i) The Regents’ personal property rights in the Biological Materials; and (ii) The Regents’ personal proprietary rights in the existing know-how associated with the Biological Materials.

1.13    “Unmodified Derivative(s)” means a substance(s) derived from the Original Materials, Progeny or Unmodified Derivatives that constitutes an unmodified functional subunit or derivative of the Original Materials, Progeny or Unmodified Derivatives, [****]. For the avoidance of doubt, Unmodified Derivatives shall not include any Antibody (ies) identified by Licensee through screening the Original Materials, Progeny or Unmodified Derivatives.

2.    GRANT

2.1    Supply. The Regents, and Surrozen acknowledge that a viable sample of the existing Original Materials (or an equivalent thereof), has been provided to Surrozen. Surrozen is responsible for any handling and shipping costs associated with the provision of any additional samples of Original Materials to Surrozen. Surrozen may use such Original Materials solely as necessary to exercise the rights granted to Surrozen hereunder; provided, however, in no event may Surrozen Sell, transfer, lease, exchange or otherwise dispose of or provide such Original Materials and/or any Biological Materials to any third party except solely as provided for in Paragraph 2.11. Surrozen shall notify The Regents if Surrozen receives any biological material from [****] or any representative of The Regents that is not Original Materials. Surrozen may not use such biological material without the written permission of The Regents.

2.2    Non-Exclusive License. Subject to the limitations and other terms and conditions set forth in this Agreement, including the license granted to the United States Government as set forth in the recitals and in Paragraph 2.4, The Regents grants Surrozen, under the Technology Rights, the non-exclusive right to make (propagate) and use the Biological Materials only in the Field of Use, in the United States and in other countries where The Regents may lawfully grant such licenses, solely to provide Surrozen the opportunity to discover Identified Antibodies and determine its interest in a Commercial License Agreement.

2.3    Option. Subject to the limitations and other terms and conditions set forth in this Agreement, including the license granted to the United States Government as set forth in the recitals and in Paragraph 2.4, The Regents grants Surrozen a time-limited right to negotiate in good faith the terms of the Commercial License Agreement.

2.4    U.S. Government Rights. The rights and licenses granted hereunder are subject to the overriding obligations to the United States Government under 35 USC§§ 200-212 and all applicable governmental implementing regulations, as amended from time to time, including the obligation to report on the utilization of the Invention as set forth in 37 CFR.§ 401.14(h), and all applicable provisions of any license to the United States Government executed by The Regents.

2.5    Limitations. The rights and licenses granted in Paragraphs 2.1, 2.2 and 2.3 do not constitute a license to make or use Identified Antibodies or Derivative Antibodies except for the sole purpose of conducting an evaluation to determine the interest by Surrozen in exercising the rights granted in Paragraph 2.3 above. The right to test in clinical trials, import, offer for Sale, and Sell Biological Materials or Product(s) is expressly excluded from this Agreement. Unless there is an executed and active Commercial License Agreement between the parties covering the subject Identified Antibody, Derivative Antibody or Product, Surrozen is prohibited from filing an Investigational New Drug (IND) application with the FDA (or a similar application with a foreign regulatory authority) on any Identified Antibody, Derivative Antibody, or Product.

2.6    Patent Filings. Inventorship of inventions conceived or reduced to practice in the course of activities performed under or contemplated by this Agreement shall be determined under U.S. patent laws pertaining to inventorship.

2.7    Title. Title in and to the Original Materials, Progeny and Unmodified Derivatives and any rights, including any and all intellectual property rights, relating thereto is owned by The Regents and is not transferred to Surrozen under this Agreement. Surrozen will own any Derivative Antibody(ies), except that The Regents retains ownership of any Original Materials, Progeny, and Unmodified Derivatives, as well as portions of Unmodified Derivatives contained or incorporated in any such Derivative Antibody.

2.8    The Regents’ Retention of Rights. The Regents reserves and retains the right (and the rights granted to Surrozen in this Agreement shall be limited accordingly) to make, use and practice the Invention, the Technology Rights, and the Original Materials, Progeny and Unmodified Derivatives and any technology relating to any of the foregoing created by The Regents for educational and research purposes, including without limitation, any sponsored research performed for or on behalf of commercial entities and including publication and other communication of any research results. Surrozen understands that the right of The Regents to transfer the Original Materials, Progeny and Unmodified Derivatives to other educational and non-profit institutions as provided for in this Paragraph 2.8 could lead to the inadvertent loss or diminution of the proprietary and commercial value of the Original Material, Progeny and Unmodified Derivatives and that such loss or diminution does not affect the consideration Surrozen is to convey to The Regents hereunder.

2.9    Additional Licenses. Subject to Section 4.2, The Regents is free to issue additional licenses under the Technology Rights and to the Original Materials and any biological materials made from the Original Materials for commercial or non-commercial purposes and is free to transfer the Original Materials and any biological materials made from the Original Materials to third parties, except The Regents shall not transfer the Derivative Antibodies to a Third Party.

2.10    No Right to Sublicense. This Agreement specifically excludes the right to sublicense, except as permitted under Paragraph 2.11 (CROs) below.

2.11    CROs. Surrozen’s right to transfer possession of the Biological Materials and Identified Antibody(ies) and/or Derivative Antibody(ies) to third parties is expressly limited under the terms of this Agreement. Surrozen shall have the right to transfer the Biological Materials, Identified Antibody(ies) and/or Derivative Antibody(ies) solely to CROs for the express purpose of performing research in the Field of Use on behalf of Surrozen. If Surrozen transfers any Biological Materials, Identified Antibody(ies) and/or Derivative Antibody(ies) to CROs, it hereby agrees that such CROs shall be required to comply with the terms and conditions of this Agreement. For the purpose of this Agreement, Surrozen shall remain responsible for the performance of its rights and obligations set out in this Agreement by such recipient CROs, including the confidentiality and material handling protections set forth in this Agreement.

3.    OPTION FEES

3.1    Option Issue Fee. As partial consideration for the rights granted to Surrozen herein, Surrozen will pay The Regents an option issue fee of [****]. The option issue fee is due The Regents within [****] of the Effective Date. The option issue fee was paid in full on [****].

3.2    Option Maintenance Fee. Surrozen will also pay The Regents an option maintenance fee of [****] beginning on the first anniversary of the Effective Date and continuing annually on each anniversary of the Effective Date until, the earlier of, either the Parties executing a Commercial License Agreement or termination of this Agreement. The option maintenance fee is due The Regents within [****] of each anniversary of the Effective Date beginning with the first anniversary.

3.3    Term Extension. Upon receipt of Surrozen’s notice of a request to extend the Term, the Parties may extend the Term of this Agreement for an additional four (4) years by written agreement. If the Parties agree to an additional Term, Surrozen will pay an option extension fee of [****], which is due within [****] of the Parties written agreement to extend the Term.

3.4    The option issue fee, option maintenance fee and option extension fee are non-refundable, non -cancelable, non-creditable and not an advance against royalties or other payments required to be paid under the terms of this Agreement or the Commercial License Agreement.

3.5    In the event that fees or other monies owed to The Regents are not received by The Regents when due, then Surrozen will pay The Regents interest at a rate of [****]. Such interest will be calculated from the date payment was due until actually received by The Regents. Such accrual of interest will be in addition to and not in lieu of, enforcement of any other rights of The Regents due to such late payment.

4.    EXERCISE OF THE OPTION

4.1    If Surrozen elects to exercise its right to negotiate the terms of the Commercial License Agreement, then Surrozen will notify The Regents in writing not later than [****] prior to the expiration of this Agreement.

4.2    Within the [****] following Surrozen’s election to exercise its option pursuant to Paragraph 4.1, Surrozen and The Regents will begin, in good faith, to negotiate the outstanding terms and conditions of the Commercial License Agreement. The Parties shall have a maximum of [****] from the date of election to conclude a Commercial License Agreement (“Negotiation Period”). Such Negotiation Period may be extended by written mutual agreement.

4.3    The Parties mutually acknowledge that good-faith negotiations may or may not result in the execution of the Commercial License Agreement. Neither Party will be liable to the other in the event of any termination of negotiations or failure to execute the Commercial License Agreement unless and to the extent the other Party proves, by clear and convincing evidence, that the terms sought by such Party are so unreasonable as to clearly constitute bad faith.

5.    TERMS OF THE PROPOSED COMMERCIAL LICENSE AGREEMENT

5.1    If Surrozen exercises its rights under Paragraph 2.3, Article 3 (Option Fees), Article 4 (Exercise of the Option) and this Article 5, then The Regents and Surrozen will thereafter negotiate, in good faith, the terms of the Commercial License Agreement. The terms of the Commercial License Agreement will include, but not be limited to, the agreed upon terms set forth in Exhibit A and the following provisions:

5.1.1	confidentiality terms;

5.1.2

indemnification by Surrozen of The Regents, the sponsors of the research that led to the Invention and the development of the Original Materials to the extent of their sponsorship of the research, and the inventors of the Original Materials and their employers.

5.1.3	a warranty that is limited to The Regents’ right to grant a license under Technology Rights as set forth in Article 13 (Limited Warranty) hereof;

5.1.4	limitation of liability of The Regents; and

5.1.5	other standard terms normally found in exclusive license agreements executed by The Regents.

5.2    Surrozen and The Regents have agreed upon a term sheet (“Term Sheet”) which sets forth the basic terms under which the Parties have agreed to negotiate a Commercial License Agreement, a copy of which is attached to this Agreement as Exhibit A. The Term Sheet shall not create any binding obligations on the part of either Surrozen or The Regents to execute a Commercial License Agreement. Any rights and obligations of the Parties pursuant to the Commercial License Agreement will be subject to the negotiation and execution of the Commercial License Agreement.

5.3    The Commercial License Agreement will be subject to the following:

5.3.1

The obligations to the U.S. Government under 35 U.S.C. §§ 200-212 and applicable governmental implementing regulations, as amended from time to time, including the obligation to report on the utilization of the Invention as set forth in 37 CFR. § 401.14(h), and all applicable provisions of any license to the United States Government executed by The Regents; and

5.3.2

The National Institutes of Health “Principles and Guidelines for Recipients of NIH Research Grants and Contracts on Obtaining and Disseminating Biomedical Research Resources,” 64 F.R. 72090 (Dec. 23, 1999), as amended from time to time.

6.    PROGRESS REPORTS

6.1    Beginning on the [****], and [****] thereafter (“Progress Report Due Date”), Surrozen will provide to The Regents a written progress report as described in Paragraph 6.2 below covering Surrozen’s activities related to the use of the Biological Material.

6.2    The progress reports will include, but are not limited to, the following:

6.2.1

A summary of work completed and in progress as of the submission date, related to the use of the Biological Material. The summary of work should provide The Regents with enough information so that The Regents may understand the usefulness and effectiveness of The Regents’ libraries, the success of Surrozen’s screenings, and the development status of any Identified Antibodies and Derivative Antibodies. [****]

6.2.2	[****]

6.2.3	[****]

6.3    A progress report will be considered timely if provided to The Regents within [****] of the Progress Report Due Date. If Surrozen fails to submit a timely progress report to The Regents, then The Regents will provide Surrozen written notice that it has failed to submit a timely progress report and Surrozen will have an additional [****] after receiving The Regents’ written notice to submit the progress report. If Surrozen fails to submit a progress report during this additional [****] window, then The Regents will be entitled to terminate this Agreement in accordance with Section 8. If either Party terminates this Agreement before expiration, then Surrozen shall submit within [****] following termination a final progress report to cover the period up to the time of termination.

6.4    In the event that Surrozen elects to extend the term of this Agreement as provided for in Paragraph 3.3, Surrozen must continue to submit progress reports in accordance with the provisions of Paragraphs 6.1, 6.2 and 6.3 above.

7.    LIFE OF THE AGREEMENT

7.1    Unless otherwise terminated by operation of law or by acts of the Parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date and will remain in effect for four (4) years thereafter (the “Term”).

7.2    Surrozen may extend this Agreement for an additional Term in accordance with the provisions of Paragraph 3.3.

7.3    This Agreement will automatically terminate without the obligation to provide sixty (60) days notice as set forth in Article 8 upon the filing of a petition for relief under the United States Bankruptcy Code by or against Surrozen as a debtor or alleged debtor.

7.4    Any termination of this Agreement will not affect the rights and obligations set forth in the following Paragraph and Articles:

Article 1          Definitions Option Fees

Article 3          Option Fees

Article 7          Life of the Agreement

Article	10 Disposition of Biological Materials on Hand Upon Termination or Expiration

Article 11        Use of Names and Trademarks

Article 12        Confidentiality

Article 13        Limited Warranty

Article 14        Limitation of Liability

Article 15        Indemnification

Article 16        Notices

Article 20        Governing Laws; Venue; Attorneys Fees

7.5    Any termination or expiration of this Agreement will not relieve the Surrozen of its obligation to pay any fees or monies, including the option fee and extension fee (if any), due or owing at the time of termination or expiration and will not impair any accrued right of The Regents.

8.    TERMINATION BY THE REGENTS

8.1    If The Regents believes that Surrozen is in material breach of this Agreement, then The Regents shall give written notice of the breach (“Notice of Breach”) to Surrozen such Notice of Breach describing the alleged material breach in sufficient detail to put Surrozen on notice. If Surrozen fails to repair the material breach within sixty (60) days of receipt of the Notice of Breach, then The Regents will have the right to immediately terminate this Agreement and its licenses by providing a written notice of termination (“Notice of Termination”) to Surrozen.

9.    TERMINATION BY OPTIONEE

9.1    Surrozen has the right to terminate this Agreement at any time by providing a Notice of Termination to The Regents. Termination of this Agreement will be effective sixty (60) days from the effective date of such notice.

10.    DISPOSITION OF BIOLOGICAL MATERIALS ON HAND UPON TERMINATION OR EXPIRATION

10.1    Surrozen must destroy any Biological Materials in its possession within [****] after any of the following events have occurred:

10.1.1	the date the termination of this Agreement takes effect, prior to expiration;

10.1.2

if the Agreement has not been terminated earlier, the date of expiration of this Agreement takes effect, if Surrozen has not exercised the Option according to the provisions of Article 4 (Exercise of the Option); or

10.1.3

the termination of negotiations where Surrozen exercised the Option in accordance with Article 4 (Exercise of the Option), but negotiations between The Regents and Surrozen were terminated without an agreement on the terms of the Commercial License Agreement being reached.

10.2    Surrozen will provide The Regents within [****] following the destruction of the Biological Materials with written notice that they have been destroyed.

11.    USE OF NAMES AND TRADEMARKS

11.1    Nothing contained in this Agreement confers any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either Party hereto (including contraction, abbreviation or simulation of any of the foregoing). Without Surrozen’s consent case-by-case, The Regents may list Surrozen’s name as a licensee of technology from The Regents without further identifying the technology. Unless required by law or unless consented to in writing by Executive Director, Office of Technology Transfer of The Regents, the use by Surrozen of the name “The Regents of the University of California” or the name of any campus of the University of California in advertising, publicity or other promotional activities is expressly prohibited. Notwithstanding the foregoing, Surrozen shall be permitted to acknowledge in a scientific publication, consistent with standard practice for such publications, the source of the Biological Materials.

12.    CONFIDENTIALITY

12.1    Each Party agrees that, during the Term and for a period of [****] thereafter, a Party (the “Receiving Party”) receiving proprietary know-how, inventions, Biological Materials, business, patent prosecution, software, engineering drawings, process and technical information, and other proprietary information, including the negotiated terms of this Agreement and any progress reports (“Proprietary Information”) of the other Party (the “Disclosing Party”) shall (a) maintain in confidence such Proprietary Information using reasonable efforts, but not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, (b) not disclose such Proprietary Information to any third party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted in this Article 12 (Confidentiality), and (c) not use such Proprietary Information for any purpose except those permitted by this Agreement.

12.2    Surrozen and The Regents may use and disclose Proprietary Information to their employees, agents, consultants, contractors, lawyers, investment bankers and potential investors provided that such parties are bound by a like duty of confidentiality as that found in this Article 12 (Confidentiality). Notwithstanding anything to the contrary contained in this Agreement, The Regents may disclose this Agreement as required pursuant to the California Public Records Act or other applicable law.

12.3    All written Proprietary Information will be labeled or marked confidential or proprietary. If the Proprietary Information is orally disclosed, it will be reduced to writing or some other physically tangible form, marked, and labeled as confidential or proprietary by the disclosing party, and delivered to the receiving party within [****] after the oral disclosure.

12.4    Nothing contained herein will in any way restrict or impair the right of Surrozen or The Regents to use or disclose any Proprietary Information that the Receiving Party can show by written documentation:

12.4.1	was previously known to it prior to its disclosure by the Disclosing Party;

12.4.2	is now, or becomes in the future, public knowledge other than through acts or omissions of Receiving Party;

12.4.3	was lawfu1ly obtained without restrictions on the Receiving Party from sources independent of the Disclosing Party; and

12.4.4	that The Regents is required to disclose pursuant to the California Public Records Act or other applicable law (subject to Section 12.5(ii)).

12.5    Surrozen or The Regents may also use or disclose Proprietary Information that is required to be disclosed (i) to a governmental entity or agency in connection with seeking any governmental or regulatory approval, governmental audit, or other governmental contractual requirement or (ii) by law, provided that the Receiving Party uses reasonable efforts to give the c sufficient notice of such required disclosure to allow the Disclosing Party reasonable opportunity to object to, and to take legal action to prevent, such disclosure.

12.6    Upon any termination of this Agreement, Surrozen and The Regents will destroy or return any of the Disclosing Party’s Proprietary Information in its possession within [****] following the termination of this Agreement. Surrozen and The Regents will provide each other, within [****] following termination, with written notice that such Proprietary Information has been returned or destroyed. Each Party may, however, retain one copy of such Proprietary Information for archival purposes in non-working files.

12.7    With regard to the Biological Materials, Surrozen agrees:

12.7.1	not to use the Biological Materials except for the sole purpose of performing under the terms of this Agreement;

12.7.2

not to transfer the Biological Materials to others (except to its employees, agents, CROs or consultants who are bound to Surrozen by like obligations conditioning and restricting access, use and continued use of Biological Material) without the express written permission of The Regents, except that Surrozen is not prevented from transferring any Biological Material that is lawfully obtained by the Surrozen from sources independent of The Regents;

12.7.3	to safeguard the Biological Materials against disclosure and transmission to others with the same degree of care as it exercises with its own biological materials of similar nature; and

12.7.4	to destroy all copies of the Biological Materials at the termination or expiration of this Agreement within [****] following the effective date of such termination or expiration.

13.    LIMITED WARRANTY

13.1    The Regents warrants to Surrozen that it has the lawful right to grant this option.

13.2    Except as expressly set forth in this Agreement, the licenses and the associated Invention and any Biological Materials are provided by The Regents WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED. THE REGENTS MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE INVENTION, PRODUCTS OR BIOLOGICAL MATERIALS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS.

13.3    This Agreement does not:

13.3.1	express or imply a warranty or representation as to the validity, enforceability, or scope of any Technology Rights; or

13.3.2

express or imply a warranty or representation that anything made, used, Sold, offered for Sale or imported or otherwise disposed of under any license from The Regents is or will be free from infringement of patents, copyrights, or other rights of third parties; or

13.3.3	obligate The Regents to bring or prosecute actions or suits against third parties for patent infringement; or

13.3.4	confer by implication, estoppel or otherwise any license or rights under any patents or other rights of The Regents; or

13.3.5	obligate The Regents to furnish any know-how, technology or information not provided in Biological Materials or Technology Rights; or

13.3.6	obligate The Regents to update the technology in Technology Rights.

14.    LIMITATION OF LIABILITY

14.1     THE REGENTS WILL NOT BE LIABLE FOR ANY LOST PROFITS, COSTS Of PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY SURROZEN ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF THE REGENTS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.    INDEMNIFICATION

15.1    Surrozen will indemnify, hold harmless and defend The Regents and its officers, employees and agents, the sponsors of the research that led to the Invention and the development of the Original Materials (to the extent of their sponsorship of the research), and the inventors of the Original Materials and their employers against any and all claims, suits, losses, damage, costs, fees and expenses resulting from, or arising out of, this Agreement, including, but not be limited to, product liability (“Claims”), provided such Claims do not arise due to The Regents’ gross negligence or willful misconduct. Surrozen will not use or test the Biological Materials, including the Identified Antibody(ies) or Derivative Antibody(ies), or the Products on or in human subjects. If there is a conflict of interest or The Regents’ believes it will not otherwise be adequately represented by counsel chosen by the Surrozen to defend The Regents in accordance with this Paragraph 15.1, then The Regents may retain counsel of its choice to represent it, and Surrozen will pay all expenses for such representation.

15.2    During the term of this Agreement and for [****] following its termination or expiration, the Surrozen, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain and maintain the following insurance (or an equivalent program of self insurance):

15.2.1	Comprehensive or commercial form general liability insurance (contractual liability included) with limits as follows:

Each Occurrence	[****]

Personal and Advertising Injury	[****]

General Aggregate (commercial form only)	[****]

15.2.2

The coverage referred to in Paragraph 15.2. above will not in any way limit the liability of Surrozen. Surrozen will furnish The Regents with certificates of insurance evidencing compliance with all requirements. Such certificates will:

•	Provide for [****] advance written notice to The Regents of any material modification;

•	Indicate that The Regents are included as an additional insured under the coverage described above; and

•

Include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by The Regents.

15.3    The Regents will promptly notify Surrozen in writing of any claim or suit brought against The Regents for which The Regents intends to invoke the provisions of this Article 15 (Indemnification). The Surrozen will keep The Regents informed on a current basis of its defense of any claims pursuant to this Article 15 (Indemnification).

16.    NOTICES

16.1    Any notice or payment required to be given to either Party shall be deemed to have been properly given and to be effective as of the date specified below if delivered to the respective address given below or to another address as designated by written notice given to the other party:

16.1.1	on the date of delivery if delivered in person;

16.1.2	on the date of mailing if mailed by first-class certified mail, postage paid; or

16.1.3	on the date of mailing if mailed by any global express carrier service that requires recipient to sign the documents demonstrating the delivery of such notice or payment.

In the case of Surrozen:

[****]

In the case of The Regents:

For notices:

[****]

For remittance of payments:

[****]

17.    ASSIGNABILITY

This Agreement is personal to Surrozen. Surrozen may not assign or transfer this Agreement without The Regents’ prior written consent except that such consent will not be required in the case of assignment or transfer to a party that succeeds to all or substantially all of Surrozen’s business or assets relating to this Agreement, whether by sale, merger, operation of law or otherwise, provided that such assignee or transferee promptly agrees to be bound by the terms and conditions of this Agreement and signs The Regents’ standard substitution of party letter (the form of which is attached hereto as Exhibit B). Any attempted assignment by Surrozen in violation of this Article 17 (Assignability) will be null and void. This Agreement is binding upon and will inure to the benefit of The Regents, its successors and assigns.

18.    WAIVER

No waiver by either party of any breach or default of any of the covenants or agreements contained herein will be deemed a waiver as to any subsequent and/or similar breach or default. No waiver will be valid or binding upon the parties unless made in writing and signed by a duly authorized officer of each party.

19.    FORCE MAJEURE

19.1    Except for Surrozen’s obligation to make any payments to The Regents hereunder, the Parties shall not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control which render their performance impossible or onerous, including, but not limited to: accidents (environmental, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; floods; governmental acts; orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel and materials; local, national or state emergency; power failure and power outages; acts of terrorism; strike; and war.

19.2    Either Party to this Agreement however, will have the right to terminate this Agreement upon [****] prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the causes mentioned in Paragraph 19.1 for a period of [****].

20.    GOVERNING LAWS; VENUE; ATTORNEYS FEES

20.1    THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction and without regard to which party drafted particular provisions of this Agreement, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

20.2    Any legal action brought by the parties hereto relating to this Agreement will be conducted in San Francisco, California.

20.3    [****]

21.    GOVERNMENT APPROVAL OR REGISTRATION

If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Surrozen will assume all legal obligations to do so. Surrozen will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. The Surrozen will make all necessary filings and pay all costs including fees, penalties and all other out-of-pocket costs associated with such reporting or approval process.

22.    COMPLIANCE WITH LAWS

Surrozen shall comply with all applicable international, national, state, regional and local laws and regulations in performing its obligations hereunder and in its use, manufacture, or import of the Biological Materials. Surrozen will observe all applicable United States and foreign laws with respect to the transfer of Biological Materials and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations. Surrozen shall manufacture Biological Materials in compliance with applicable government importation laws and regulations of a particular country for Biological Materials made outside the particular country in which such Biological Materials are made or used.

23.    MISCELLANEOUS

23.1    The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

23.2    This Agreement is not binding upon the Parties until it has been signed below by each Party. It is then effective as of the Effective Date.

23.3    No amendment or modification hereof is valid or binding upon the patties unless made in writing and signed on behalf of each Party.

23.4    This Agreement embodies the entire understanding of the Patties and supersedes all previous communications, representations and understandings, either oral or written, between the Patties relating to the subject matter hereof.

23.5    In case any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability will not affect any other provisions of this agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

23.6    No provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than The Regents and the Surrozen any rights, remedies or other benefits under, or by reason of, this Agreement.

23.7    In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the patties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party’s behalf without the other party’s prior written consent.

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Signatures follow on next page

The Regents and Surrozen have executed this Agreement by their duly authorized representatives, on the day and year written below.

SURROZEN, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Wen-Chen Yeh	By:	/s/ Gonzalo Bariera Hernandez
	(Signature)		(Signature)

Name:	Wen-Chen Yeh	Name:	Gonzalo Bariera Hernandez, Ph.D.
	(Please print)		(Please print)
Title:	CSO	Title:	Associate Director
Innovation Ventures, UCSF

Date:	1/17/2020	Date:	1/23/2020

EXHIBIT A

AGREED-UPON TERM SHEET FOR THE COMMERCIAL LICENSE AGREEMENT

FOR PRODUCTS

UC CASE NO. [****]

This exhibit represents only a summary of certain agreed upon terms and is intended solely as a basis for completing a Commercial License Agreement. While the terms set forth herein have been agreed to by Surrozen and The Regents, the Parties acknowledge and agree additional terms remain to be negotiated. For purpose of clarification, the Parties agree the terms set forth herein shall be included in the Commercial License Agreement. This term sheet is not binding.

Scope of the Commercial License Agreement

To the extent permitted by law, a non-exclusive worldwide license under The Regents’ property rights in the Biological Materials to make, use, sell, offer for sale and import Products used in the treatment, palliation, diagnosis or prevention of any human or animal disease.

The right to sublicense to third parties the rights granted to licensee under the Commercial License Agreement through multiple tiers.

Commercial License Agreement Issue Fee	[****], non-refundable and non- creditable, due within [****] of the effective date of the license agreement

Commercial License Agreement Annual Maintenance Fee (AMF)	[****], non -refundable and non-creditable, due on the one-year anniversary of the effective date of the Commercial License and due annually on each subsequent anniversary and ending upon the first commercial sale of a Product.

Commercial License Agreement Earned Royalties	An earned royalty of [****] of net sales of any Product, whether sold by Surrozen or any of its Sub-licensees. [****]

Commercial License Agreement Annual Minimum Royalties	[****] per year beginning with the year of first commercial sale of a Product. Creditable against earned royalties in the same calendar year and pro-rated in the first year

Commercial License Agreement Milestone Payments	[****]

Diligence Terms	To be discussed and mutually agreed.

Miscellaneous	Standard UC language for Use of Names, Limited Warranties, Indemnification and Insurance.

EXHIBIT B: CONSENT TO SUBSTITUTION OF PARTY

This substitution of parties (“Agreement”) is effective this    day of , 20_, among The Regents of the University of California (“The Regents), a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, CA 94607-5200, and acting through its Office of Innovation, Technology, and Alliances, University of California San Francisco, 3333 California Street, Suite S- 11, San Francisco, CA 94143-1209; Surrozen (“Surrozen”), a Delaware corporation, having a principal place of business at                     ; and [new licensee name][(“YYY”)] a                     corporation, having a principal place of business at                     .

BACKGROUND

A.

The Regents and Surrozen entered into a license agreement effective                  (UC Control No._-_-_), entitled Option Agreement between The Regents of the University of California and Surrozen for Llama Single Domain Antibody Phage Library under UC Case No. [****] (“Option Agreement”), wherein Surrozen was granted certain rights.

B.	Surrozen desires that [YYY] be substituted as “Surrozen” (defined in the Option Agreement) in place of Surrozen, and The Regents is agreeable to such substitution.

C.	[YYY] has read the Option Agreement and agrees to abide by its terms and conditions.

The parties agree as follows:

1.	[YYY] assumes all liability and obligations under the Option Agreement and is bound by all its terms in all respects as if it were the original “Surrozen” of the Option Agreement in place of Surrozen.

2.

[YYY] is substituted for Surrozen, provided that [YYY] assumes all liability and obligations under the Option Agreement as if [YYY] were the original party named as “Surrozen” as of the effective date of the Option Agreement.

3.	The Regents releases Surrozen from all liability and obligations under the Option Agreement arising before or after the effective date of this Agreement.

The parties have executed this Agreement in triplicate originals by their respective authorized officers on the following day and year.

SURROZEN, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:		By:
	(Signature)		(Signature)
Name:		Name:
	(Please print)		(Please print)
Title:		Title:

Date:		Date:

[YYY] COMPANY

By:
(Signature)
Name:
(Please print)
Title:

Date: